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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration no. 333-64746

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 2001)

                            LIBERTY MEDIA CORPORATION
                 3-1/2% SENIOR EXCHANGEABLE DEBENTURES DUE 2031

         The persons named in the tables below are "selling security holders," as that term is used in the prospectus, dated July 30, 2001, which covers the sale from time to time by the selling security holders named therein and in any prospectus supplement of $600,000,000 original principal amount of Liberty Media Corporation's 3-1/2% Senior Exchangeable Debentures due 2031. The selling security holders named in Table 1 below were not listed in the prospectus. The selling security holders named in Table 2 below were listed in the prospectus, however, they acquired additional principal amounts of debentures pursuant to Rule 144A following such listing.

         The following tables set forth, as of July 30, 2001, the principal amount of debentures that may be sold by the referenced selling security holders pursuant to the prospectus, as supplemented hereby. Because selling security holders may sell all or some of their debentures from time to time under the prospectus, as supplemented, no estimate can be given at this time as to the principal amount of debentures that will be held by any selling security holder following any particular sale of debentures by it.

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                                     TABLE 1
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                                       PRINCIPAL AMOUNT OF         PERCENTAGE OF
NAME                                 DEBENTURES THAT MAY BE         OUTSTANDING
                                            SOLD ($)                 DEBENTURES
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Acacia Life Insurance Company              300,000                       *
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Banc of America Securities LLC            4,350,000                      *
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BN Convertible Securities Top Fund         120,000                       *
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Northern Income Equity Fund               1,000,000                      *
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Prisma Foundation                          105,000                       *
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Southdown Pension Plan                     250,000                       *
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                                     TABLE 2
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                                       PRINCIPAL AMOUNT OF         PERCENTAGE OF
NAME                                 DEBENTURES THAT MAY BE         OUTSTANDING
                                            SOLD ($)                 DEBENTURES
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Delta Pilots Disability and
Survivorship Trust                         850,000                       *
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Greek Catholic Union                        60,000                       *
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Greek Catholic Union II                     40,000                       *
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Paloma Securities LLC                     20,000,000                    3.3%
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   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
  ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ---------------------------

             The date of this Prospectus Supplement is August 31, 2001.